UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 16, 2010

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 16, 2010, our wholly owned subsidiary, Colorado Satellite Broadcasting, Inc., a Colorado corporation (“CSB”), entered into the VOD Services Agreement (the “Agreement”) with TVN Entertainment Corporation (“TVN”).  The Agreement supersedes and replaces the prior Licensing, Encoding and Transport Agreement for Video on Demand dated April 1, 2003, as subsequently amended, which expired in accordance with its stated terms on March 31, 2010. The parties agreed that the Agreement would be deemed to be effective as of April 8, 2010.  Under the Agreement, TVN will continue to provide CSB with adult video-on-demand content transport services to certain cable systems within the United States, Bermuda, the Caribbean and the territories and possessions of each.  The Agreement has a four year term expiring in April 2014 and contains automatic one year renewal periods unless written notice of termination is given by either party at least ninety (90) days prior to the end of the then current term.

The Agreement is expected to be filed, with confidential portions redacted, as an exhibit to our annual report on Form 10-K for the fiscal year ending March 31, 2010.  Investors are encouraged to read the Agreement in its entirety when it becomes available because it contains important terms not discussed in this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2010	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer